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                                                            Exhibit 11

                   CERIDIAN CORPORATION AND SUBSIDIARIES
               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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(Amounts in millions, except per share data)
For Periods Ended September 30,
                                    Three Months          Nine Months
                                  1997       1996       1997       1996

Net earnings (loss) for common
  stockholders - primary        $ (93.7)    $  41.2   $  (1.4)    $ 122.9
Restore dividends on
  convertible preferred
  stock                             0.0         3.2       0.0         9.7

Net earnings (loss) for fully
  diluted earnings
  per share                     $ (93.7)    $  44.4   $  (1.4)    $ 132.6

Weighted average common
  shares outstanding             79,189      68,033    79,660      67,700
Common share equivalents
  from stock options and
  restricted stock awards             0       2,360         0       2,746

Weighted average common
  shares and equivalents
  outstanding - primary          79,189      70,393    79,660      70,446
Shares issuable assuming
  conversion of preferred
  stock                               0      10,384         0      10,384

Weighted average common
  shares and equivalents
  outstanding  - adjusted
  for full dilution              79,189      80,777    79,660      80,830

Net earnings (loss) for common
  stockholders - primary        $ (93.7)    $  41.2   $  (1.4)    $ 122.9
Weighted average common
  shares and equivalents
  outstanding - primary          79,189      70,393    79,660      70,446

Primary earnings (loss)
 per share                      $ (1.18)    $  0.59   $ (0.02)    $  1.74

Net earnings (loss) for fully
  diluted earnings
  per share                     $ (93.7)    $  44.4   $  (1.4)    $ 132.6
Weighted average common
  shares and equivalents
  outstanding  - adjusted
  for full dilution              79,189      80,777    79,660      80,830

Fully diluted earnings (loss)
  per share                     $ (1.18)    $  0.55   $ (0.02)    $  1.64



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